Exhibit 10.1
NOTICE OF GRANT OF RESTRICTED STOCK FOR DIRECTORS

    Congratulations! You have been granted an award (an “Award”) of shares of restricted stock (the “Restricted Stock”) of ON Semiconductor Corporation (the “Company”) under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (as amended and supplemented, the “Plan”) as follows:

GRANTEE NAME:

NUMBER OF SHARES GRANTED:

GRANT NUMBER:

GRANT DATE:

This grant, as more fully described in the restricted stock award agreement for directors attached as Exhibit A (the “Award Agreement”), is an award of shares of restricted common stock. Please confirm your acceptance of this Award by signing below or, in the case of an Award Agreement provided to you in electronic format, by following the instructions below:

1.Log in to your E*TRADE stock plan account
2.From the “Accounts” menu, click on “Stock Plan (ON)”
3.Click on “Action Items” (located on the right side of the screen)
4.Click on “Requires Acceptance”
5.Accept this Award by clicking the “ACCEPT” button.

By your acceptance of this Award:

you acknowledge receiving and reviewing this Notice of Grant of Stock for Directors (this “Notice”), the Award Agreement, the Plan and related documentation;
you agree that the shares of Restricted Stock are granted under and governed by the terms and conditions of, and you agree to be bound by the terms of, this Notice and the Award Agreement; and
you agree to accept as binding, conclusive and final all decisions or interpretations of the plan administrator or any delegatee thereof.

This Notice shall be interpreted and administered under the laws of the State of Delaware (without giving effect to the conflict of laws principles thereof) and upon acceptance shall be deemed to have been executed and delivered as of the grant date shown above.

[Signature Page Follows]

GRANTEE

Name:

ON SEMICONDUCTOR CORPORATION

By:
Name:
Title:

Signature Page to Notice of Grant of Restricted Stock for Directors

Signature Page to Notice of Grant of Restricted Stock for Directors

    EXHIBIT A
RESTRICTED STOCK AWARD AGREEMENT
FOR DIRECTORS

1.Grant of Restricted Stock.
1.1.ON Semiconductor Corporation, a Delaware corporation (the “Company”), hereby grants to the grantee (the “Grantee”) set forth in the Notice of Grant of Restricted Stock for Directors (the “Notice”) an award (this “Award”) of restricted shares of common stock of the Company (the “Restricted Stock”), as set forth in the Notice and subject to the terms and conditions in this Restricted Stock Award Agreement for Directors (this “Award Agreement”) and the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended from time to time (the “Plan”). The period during which the restrictions imposed on the Restricted Stock by the Plan and this Award Agreement are in effect is referred to as the “Restricted Period.” All capitalized terms used but not defined in this Award Agreement shall have the meanings set forth in the Plan.
1.2.The Company hereby grants to the Grantee [_____] shares of Restricted Stock. The number of shares of Restricted Stock granted pursuant to this Award Agreement represents an amount equal to $[____ _] divided by the closing price of a share of the Company’s common stock on the grant date (as set forth in the Notice, the “Grant Date”), rounded up to the next whole share. This Award is granted pursuant to the Plan, and its terms are incorporated herein by reference.
2.Vesting. The Restricted Stock shall vest on the day prior to the date of the Company’s [____] annual meeting of stockholders; provided, however, that if such meeting is not held within 30 days of the first anniversary of the prior year’s Annual Meeting of Stockholders, the Restricted Stock shall vest on that 30th day after such anniversary. In the event that the Grantee dies or is removed from the Board without Cause during the Restricted Period, the Restricted Stock shall immediately vest. Except as otherwise expressly provided in this Section 2 or as otherwise determined by the Committee in its sole discretion, termination of Board service during the Restricted Period shall result in forfeiture of all unvested Restricted Stock.
3.Issuance of Shares; Award Restrictions. Within 15 days of the Grant Date, a book entry in the Company’s stock issuance records shall reflect (a) the Restricted Stock as registered in the name of the Grantee and (b) that during the Restricted Period, the transferability of the Restricted Stock is restricted in accordance with the terms and conditions (including conditions of forfeiture) contained in the Plan and this Award Agreement.  To the extent permitted by the Plan, the Grantee shall be entitled to all rights of a stockholder of the Company during the Restricted Period with respect to the Restricted Stock, including the right to vote the shares. However, if any dividends or distributions are declared during the Restricted Period, all such amounts attributable to the shares of Restricted Stock shall accrue when declared and pay out or be forfeited in tandem with the vesting or forfeiture of the related shares of Restricted Stock.
4.    Limitations on Transferability. During the Restricted Period, neither the shares of Restricted Stock nor any related accrued dividends, distributions or rights may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except by will or the laws of descent and distribution or as otherwise provided under Article 13 of the Plan. Once the Restricted Period ends, the Grantee is free to hold or dispose of the vested shares, subject to (a) applicable securities laws, (b) the Company’s insider trading policy, and (c) any stock ownership guidelines then in effect for non-employee directors.

5.    Adjustments. In the event of a stock dividend or in the event the Restricted Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation or other similar corporate change, the Restricted Stock shall be subject to adjustment, as set forth in Section 5.3 of the Plan.
6.    Delivery of Shares. No shares of Restricted Stock shall be delivered under this Award Agreement until: (i) the Grant Date as provided for in Section 1.2 has passed; (ii) approval of any governmental authority required in connection with this Award Agreement, or the issuance of shares of Restricted Stock thereunder, has been received by the Company; (iii) if required by the Committee, the Grantee has delivered to the Company documentation (in form and content acceptable to the Company in its sole and absolute discretion) to assist the Company in concluding that the issuance to the Grantee of any share of Restricted Stock under this Award Agreement would not violate the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable federal, state or local securities or other laws or regulations; and (iv) the Grantee has executed and returned this Award Agreement to the Company (which, in the case of an Award Agreement provided to the Grantee in electronic format, requires that the Grantee click the “ACCEPT” or “SUBMIT” button). This Award Agreement must be executed by the Grantee within 150 days following the Grant Date, unless otherwise determined by the Committee.
7.    Securities Act. The Company shall not be required to deliver any shares of Restricted Stock if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal, state or local securities laws or regulations.
8.    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Grantee by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the current address on file with the Company or at such other address as such party may designate in writing from time to time to the other party.
8.1    Description of Electronic Delivery. The Plan documents – including but not limited to the Plan, the Notice, this Award Agreement, any prospectus delivered pursuant to the Plan or applicable law and any reports of the Company provided generally to the Company’s stockholders – may be delivered to the Grantee electronically. In addition, the Grantee may deliver electronically any grant notice and this Award Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
8.2    Consent to Electronic Delivery. The Grantee acknowledges that the Grantee has read Section 8.1 and consents to the electronic delivery of the Plan documents and any grant notice, as described in Section 8.1. The Grantee acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing.
9.    Administration. This Award Agreement is subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms and provisions of the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect to the Plan and this Award Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Award Agreement and the Plan, the provisions of the Plan shall control.
10.    Continuation of Services. This Award Agreement shall not be construed to confer upon the Grantee any right to continue providing services as a member of the Board, and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Grantee’s services at any time.
11.    Federal and State Taxes. The Grantee may incur certain liabilities for federal, state or local taxes in connection with the grant of Restricted Stock, and the Grantee agrees to be responsible for the payment of any resulting taxes. The Grantee acknowledges and agrees that, unless he or she makes a timely election under Section 83(b) of the Code as contemplated in Section 12, the Fair Market Value of the shares of Restricted Stock to which the Grantee is entitled pursuant to Section 1.2 will be included in the Grantee’s gross income under Section 83 of the Code on the date that the Restricted Stock vests pursuant to Section 2.
12.    Section 83(b) Election. The Grantee has the right to make an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the Grant Date (a “Section 83(b) Election”). The Grantee understands and acknowledges that he or she should consult with a tax advisor regarding the advisability of making a Section 83(b) Election. In the event that the Grantee decides to make a Section 83(b) Election, the Grantee further understands and acknowledges that (a) any such election must be filed within 30 days after the Grant Date and (b) timely filing such election is the Grantee’s sole responsibility, even if the Grantee requests the Company or its representative to file it on his or her behalf. If the Grantee makes a Section 83(b) Election, he or she shall deliver a copy of it to the Company immediately after filing it with the Internal Revenue Service.
13.    Amendments. Unless otherwise provided in the Plan or this Award Agreement, this Award Agreement may be amended only by a written agreement executed by the Company and the Grantee.
14.    Integrated Agreement. Any grant notice, this Award Agreement and the Plan shall constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations or warranties between the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of any grant notice and this Award Agreement shall survive any settlement of the Award and shall remain in full force and effect.
15.    Severability. If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.
16.    Counterparts. Any grant notice and this Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.    Governing Law and Venue. This Award Agreement shall be interpreted and administered under the laws of the State of Delaware. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, agree that such litigation shall be conducted in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, where this grant is made and/or to be performed.
18.    Other. The Grantee represents that the Grantee has read and is familiar with the provisions of the Plan and this Award Agreement, and hereby accepts the Award subject to all of their terms and conditions. This Award Agreement shall be deemed to have been accepted and signed by the Grantee and the Company as of the Grant Date upon the Grantee’s online acceptance or deemed acceptance as set forth in the Notice or otherwise agreed in writing by the Grantee.
19.    Confidentiality; Reaffirmation of Restrictive Covenants; Violation.
19.1    Confidentiality of Agreement. The Grantee acknowledges and agrees that the terms of this Award Agreement are considered proprietary information of the Company. The Grantee hereby agrees that Grantee shall maintain the confidentiality of these matters to the fullest extent permitted by law and shall not disclose them to any third party.
19.2    Exceptions. There are limited exceptions to the above confidentiality requirement if the Grantee is providing information to government agencies, including but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration (or its state equivalent) and the Securities and Exchange Commission. This Award Agreement does not limit the Grantee’s ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice, to the government agencies. Nothing in this Award Agreement shall prevent the Grantee from disclosing confidential information or trade secrets that: (i) is made: (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that the Grantee files a lawsuit alleging retaliation by the Company for reporting a suspected violation of law, the Grantee may disclose confidential information or trade secrets related to the suspected violation of law or alleged retaliation to the Grantee’s attorney and use the confidential information or trade secrets in the court proceeding if the Grantee or the Grantee’s attorney: (x) files any document containing confidential information or trade secrets under seal; and (y) does not disclose the confidential information or trade secrets, except pursuant to court order. The Company provides this notice in compliance with, among others, the Defend Trade Secrets Act of 2016.
19.3    Reaffirmation of Restrictive Covenants. By accepting this Award, the Grantee reaffirms his or her obligation to comply with the confidentiality, non-competition, non-solicitation, non-disclosure, confidential information and similar restrictive covenant provisions set forth in any other agreement to which the Grantee and the Company or any Affiliate are parties.
19.4    Violation. If the Grantee violates the confidentiality provisions of this Section 19, or the restrictive covenant provisions contained in any other agreement to which the Grantee and the Company or any Affiliate are parties (e.g., non-competition provisions, non-solicitation provisions, non-disclosure provisions, confidential information provisions, etc.), the Company, without waiving any other remedy available, may revoke this Award without further obligation or liability, and the Grantee may be subject to disciplinary action, up to and including the Company’s termination of the Grantee’s service as a member of the Board for Cause.
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any related shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Further, the Award and profits under this Award Agreement are subject to the Company’s compensation recovery policy or policies (and related Company practices) as such may be in effect from time to time, whether or not such policies were adopted in response to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and similar or related laws, rules and regulations. In addition to the Company’s compensation recovery policy or policies, and notwithstanding anything in the Plan to the contrary, the Company may require the Grantee to forfeit all or a portion of any shares of Stock delivered pursuant to this Award Agreement if: (i) the Grantee’s service as a member of the Board is terminated for Cause; or (ii) the Committee, in its sole and absolute discretion, determines that the Grantee engaged in serious misconduct that results or might reasonably be expected to result in financial or reputational harm to the Company. The Grantee agrees to fully cooperate with the Company in assuring compliance with the provisions of this Section 20 and such compensation recovery policies and the provisions of applicable law, including, but not limited to, promptly returning any compensation subject to recovery by the Company pursuant to the provisions of this Section 20, such policies and applicable law.